NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE UPON CONVERSION OR EXCHANGE HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933; OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933; OR (II) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

Issuance Date: March 19, 2014	$15,000
Note No: NN2014-02

FOR VALUE RECEIVED, Cachet Financial Solutions, Inc., a corporation incorporated under the laws of the State of Delaware and located at 18671 Lake Drive East, Chanhassen, MN 55317 (the ”Company”), hereby promises to pay to the order of Terry Peterson, or its successors or assigns (the “Holder”), the principal amount of $15,000 on or prior to June 30, 2015 (the ”Maturity Date”), in accordance with the terms hereof. This Convertible Promissory Note (the ”Note”) was issued pursuant to that certain Subscription Agreement, dated as of the date hereof, by and between the Company and the Holder (the ”Subscription Agreement). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

As described in the Subscription Agreement, this Note is being issued pursuant to an ongoing private offering of convertible promissory notes on substantially the same terms and conditions and in substantially the same form (collectively referred to as the “Notes”).

1. Payments and Prepayments.

(a) The principal amount of this Note will bear simple interest at the rate of 8% per annum. Interest will accrue on the principal amount on the basis of actual days elapsed in a 365-day year. The principal amount of this Note, together with accrued but unpaid interest and any other sums owed hereunder, shall be due and payable at the close of business on the Maturity Date. All payments and prepayments shall, at the option of Holder, be credited first to any costs of collection, second to accrued but unpaid interest, and third to the principal amount. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding business day. For purposes of this Note, “business day” means any day other than a Saturday, Sunday or a day on which commercial banks in the State of Minnesota are authorized or required by law or executive order to remain closed.

(b) At any time prior to the Maturity Date, the Company may pre-pay this Note without penalty and, upon such prepayment in full, the Holder shall have no further rights under this Note, including no rights of conversion. Any prepayment under this Note must be made pro rata with all other Notes based on their respective outstanding principal amounts.

2. Automatic Conversion.

(a) Immediately upon the consummation of an IPO (as defined below), all outstanding principal, together with all accrued but unpaid interest under this Note, shall automatically convert into fully paid and non-assessable shares of the Company’s common stock, par value US$0.0001 per share (the “Company Common Stock”), at the conversion price determined as provided herein (a ”Conversion”). The number of shares of Company Common Stock issuable upon a Conversion (the ”Conversion Shares”) shall equal the number obtained by dividing (x) the principal amount of this Note outstanding as of the date of Conversion, plus all accrued but unpaid interest thereon, by (y) the Conversion Price. In this regard, the “Conversion Price,” subject to adjustments as provided in Section 3 hereof, shall equal either (i) 85% of the per-share purchase price of the Company Common Stock sold in the IPO (the “IPO Offering Price”) in the event the IPO is consummated on or prior to July 31, 2014, or (ii) 80% of the IPO Offering Price in the event the IPO is consummated after July 31, 2014. For purposes of this Note, “IPO” means the first sale by the Company of Company Common Stock pursuant to an effective registration under the Securities Act of 1933 (the “Securities Act”).

(b) The conversion of this Note shall be effected in the following manner:

(i) The Company shall, within 20 business days of the completion of the IPO, deliver to the Holder one or more certificates representing the Conversion Shares issuable by reason of a Conversion in such name(s) and denomination(s) as the converting holder has specified; provided, however, that no fractional shares shall be issued in connection therewith, nor shall any transfers be permitted except in accordance with applicable securities laws. Upon any Conversion, the number of shares or other securities issuable shall be rounded down to the nearest whole number and the Holder will receive payment equal to the product of (x) the incremental fraction of a share remaining multiplied by (y) the Conversion Price.

(ii) The issuance of certificates for Conversion Shares upon a Conversion shall be made without charge to the Holder in respect thereof or other cost incurred by the Company.

(iii) All Conversion Shares issued upon a Conversion shall, when so issued, be duly authorized and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Conversion Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such securities are quoted.

3. Transfer, Exchange and Replacement.

(a) This Note has not been and is not being registered under the provisions of the Securities Act or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales under Rule 144 unless in accordance with applicable law and unless: (1) the transferee is an “accredited investor,” as defined in Regulation D under the Securities Act, and (2) the Holder shall have delivered to the Company an opinion of counsel, satisfactory to the Company in form and substance, to the effect that this Note may be sold or transferred without registration under the Securities Act. Upon the surrender of any Note for registration of transfer, or for exchange, to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the Holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such Holder or transferee may request. The Company shall be entitled to regard the registered Holder of this Note as the Holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

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(b) Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into Common Stock.

4. Negative Covenants. So long as this Note remains outstanding, unless the Holder consents in writing the Company shall not:

(a) Incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to the obligations under the Notes, except for (i) indebtedness secured by a lien described in Section 4(b) below; (ii) indebtedness created as a result of a subsequent financing if the gross proceeds to the Company of such financing are equal to or greater than the aggregate principal amount of the Notes and the Notes are repaid in full upon the closing of such financing; (iii) any renewal, refinancing or substitution of currently outstanding debt that is senior to the Notes in right of payment or with respect to specific collateral.

(b) Grant any lien on any property or assets now owned or hereafter acquired by it except: (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company; (ii) any amendments to liens existing as of the date hereof, including without limitation liens securing any debt senior to the Note (and any and all renewals, refinancings and substitutions of debt senior to the Note); (iii) liens for taxes, assessments and governmental charges; (iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like liens, including liens, deposits and pledges to secure payments under worker’s compensation law, unemployment and other insurance laws etc., arising in the ordinary course of business and securing obligations that are not due and payable; and (v) liens arising out of judgments or awards (other than any judgment that constitutes an Event of Default, as defined below) in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Company shall have set aside on its books adequate reserves with respect to such judgment or award.

5. Defaults and Remedies. An “Event of Default” means:

(a) failure by the Company to pay any principal or interest due hereunder within ten days of the date such payment is due;

(b) the Company is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due;

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(c) the Company’s: (i) making of a general assignment for the benefit of its creditors; (ii) applying for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (iii) commencing a voluntary case for relief as a debtor under the United States Bankruptcy Code; (iv) filing with or otherwise submitting to any governmental authority any petition, answer or other document seeking a reorganization or to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (v) filing or otherwise submitting any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (vi) adjudication as bankrupt or insolvent by a court of competent jurisdiction;

(d) any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part), anything specified in Section 5(b) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of 60 days; or

(e) any material breach by the Company of its representations or warranties under the Subscription Agreement.

If any Event of Default occurs, the full principal amount of this Note, together all accrued but unpaid interest thereon and any other amounts owing in respect thereof, shall, at the Holder’s election, become immediately due and payable in cash. Upon payment in full of all amounts due hereunder, the Holder shall promptly surrender this Note to the Company.

6. Amendment and Waiver. The provisions of this Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the holders of a majority of the then-outstanding principal amount of all Notes; provided, however, that any waiver of an Event of Default shall require the written consent of the holders of not less than two-thirds of the then-outstanding principal amount of all Notes; provided, further, that any amendment to this Note which (i) changes the interest rate in Section 1, (ii) changes the Maturity Date, or (iii) adversely affects the Holder’s ability to convert this Note pursuant to Section 2, must be approved in writing by the holder of each Note so affected.

7. Cancellation. After all principal owed on this Note (together with accrued but unpaid interest thereon) has been paid in full or converted pursuant to Section 2, this Note shall automatically be deemed canceled, and upon the Company’s request the Holder shall surrender this Note to the Company.

8. Company’s Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

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9. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Minnesota, without giving effect to the conflicts-of-law provisions of any jurisdiction. The Company, and the Holder by virtue of accepting this Note, hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Minnesota for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. Indemnity and Expenses. The Company agrees to pay and reimburse the Holder upon demand for all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and expenses) that the Holder may incur in enforcing its rights under this Note (including but not limited to collection).

11. Waiver of Rights. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

12. Notice. Notice shall be to the Company at the address indicated in the preamble hereto, and when given to the Holder shall be given at the address indicated in the Subscription Agreement (or, in any case, at such other address as provided to the other party in writing). Notice will be given in conformity with the notice requirements set forth in the Subscription Agreement.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first indicated above.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Jeffrey C. Mack
Name:	Jeffrey C. Mack
Title:	President and CEO

Note No. NN2014-02

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